 EX‑35.17

(logo) TORCHLIGHT
LOAN SERVICES

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20,
Commercial Mortgage Pass-Through Certificates
Series 2014-C20 (the “Trust”)

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities for the fiscal year 2015 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: March 11, 2016

TORCHLIGHT LOAN SERVICES, LLC, as Special Servicer

By: /s/ Jacob Baron
Name: Jacob Baron
Title: Authorized Signatory

475 Fifth Avenue, New York, NY 10017
T 212.883.2800 F 212.883.2560
E info@torchlightloanservices.com
www.torchlightinvestors.com